EXHIBIT 10.1
FIRST AMERICAN
 RAILWAYS, INC.

October 27, 1997

Mr. Mickey Curry
P.O. Box 15591
Fort Lauderdale, Florida 33318

Dear Mickey:

Confirming our phone conversation of this afternoon, enclosed is a check for $75,000.00 for construction services rendered on the Sheridan Street Boarding Area. Additionally, by this letter, we are informing you First American Railways, Inc. is providing you with $25,000.00 in First American Railways, Inc. stock at the per share price of $3.00 (the closing price of October 23, 1997) in your personal name. We agreed on the phone today this will satisfy $100,000.00 in your billing for the boarding area construction.

If you have any questions, please call me at 954-920-0606 ext. 105.  Thank you.

Sincerely,

/s/ Thomas E. Blayney
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Thomas E. Blayney
Vice President of Operations

TEB:hj

Encl.



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3700 North 29 Avenue, Suite 202
Hollywood, Florida 33020
954/920-0606 * Fax: 954/920-0602